EXHIBIT 10.10(c)
SECOND AMENDMENT TO
AMENDED AND RESTATED LEASE AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (the “Second Amendment”) is entered into effective as of July 1, 2003 by and between GREENVILLE MARINE CORPORATION, with its principal place of business, at P.O. Box 539, Greenville, Washington County, Mississippi (“Lessor”) and GREENVILLE RIVERBOAT, LLC, with its principal place of business at 201 N. Lakefront Drive, Greenville, Washington County, Mississippi (“Lessee”). Lessor and Lessee are sometimes hereafter collectively referred to as the “Parties,” and “Party” shall mean either of them.
     WHEREAS, Lessor and Rainbow Entertainment, Inc. (“Rainbow”) entered into an Amended and Restated Lease Agreement dated January 20, 1995 (the “Lease”); and
     WHEREAS, by Assignment and Assumption of Lease dated October 24, 1995, Rainbow assigned all of its right, title and interest in and to the Lease to Lessee; and
     WHEREAS, effective as of October 26, 1995, the Parties entered into that First Amendment to Amended and Restated Lease Agreement; and
     WHEREAS, the Parties hereto desire to further amend the Lease in accordance with the terms of this Second Amendment.
     NOW, THEREFORE, for and in consideration of the mutual promises, agreements, covenants, representations and warranties of the Parties contained herein and in the Lease, as previously amended, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Lease is hereby further amended as follows:
     1. Defined Terms. Except as otherwise set forth herein, all defined terms used in this Second Amendment (which are capitalized for identification) shall have the meaning assigned to them in the Lease, as previously amended.
     2. Rental. Section 4.3 of the Lease is hereby amended and restated as follows:
     4.3. The minimum monthly Base Rent, Base Percentage Rent and Secondary Percentage Rent for the first renewal term, July 1, 1999, through June 30, 2004, will be the same as for the last four (4) years of the initial term of the lease. The minimum Base Rent after the first renewal term and for all succeeding terms shall be $75,000.00 per month and the Base Percentage Rent shall be a sum of money equal to two percent (2%) of the total Gross Gaming Revenues (as defined in this Lease) in addition to the eight percent (8%) Secondary Percentage Rent of annual gross revenues above $36,575,000.00 calculated in accordance with Section 4.2 of the Lease and payable as set forth in Section 4.2 of the Lease.
     3. Sublease. Section 5.3 of the Lease is hereby amended and restated as follows:
     5.3 (a) Lessor acknowledges that pursuant to the terms of that certain Sublease Agreement dated as of June 26, 1996 (the “Sublease”), Lessee subleased that certain part of the premises shown in cross-hatched on Exhibit “B” thereto (the “Subparcel”) to Sargasso Corporation, an affiliate of Wimar Tahoe Corporation (the “Subtenant”). Lessee represents and warrants to Lessor that said Sublease is in full force and effect and has not been amended, and that the Sublease shall not be amended without the prior, written consent of Lessor. Lessor’s consent shall not be unreasonably withheld provided that such proposed amendment does not (i) materially reduce the value of the overall Premises, (ii) adversely affect Lessor’s right to terminate as provided for in (c) below, (iii) adversely affect or diminish any other rights of Lessor under the Lease, or (iv) adversely affect or diminish Lessee’s obligations to Lessor under the Lease.
     (b) Lessee shall have the right (with the prior, written consent of Lessor) to sublease up to two and one-half acres (including the Subparcel) to Wimar Tahoe Corporation or any affiliate of Wimar Tahoe Corporation on such terms and conditions as Lessee determines are acceptable in its reasonable business judgment but only for the purpose of developing, constructing and operating an additional or expanding or modifying an existing motel, hotel, restaurant, bar, business office, entertainment facilities for the performing arts, or other related facilities on the additional subparcel; provided, however, the additional subparcel will not be utilized in any way for gaming purposes or operations, except that which is operated at the Premises by the Lessee (or the Lessor and his assigns if this Lease is terminated). Any motel or hotel shall be constructed and maintained as a quality facility similar to hotels and motels operated under nationally-known franchises which charge the same rates as subtenant. Any restaurant or bar shall be constructed and maintained as a quality facility. Subtenant shall agree to keep all facilities in good condition and repair, excepting ordinary wear and tear, and such covenant shall be enforceable by Lessor. Subtenant and Lessee shall share parking availability on the Premises as agreed in the additional sublease.
     (c) In the event that this Lease is terminated for any reason, Lessee agrees that the Sublease (and any renewal or extension thereof) and any additional sublease entered into by Lessee pursuant to 5.3(b) above shall be terminated simultaneously with the termination of this Lease. Lessee and Subtenant agree that they shall execute an amendment to the Sublease substantially in the form attached as Exhibit “A” hereto, the terms of which are incorporated herein by reference, simultaneously with the execution of this Second Amendment. Moreover, in the event Lessee shall enter into an additional sublease as provided for in 5.3(b) above, Lessee agrees that such additional sublease shall include a provision that it shall be terminated simultaneously with the termination of this Lease.
     (d) Subtenant and any additional subtenant (as provided for in 5.3(b) above) shall have the right to grant a mortgage on or assign under a deed of trust all of such subtenant’s sublease interest in such subparcel upon the terms and conditions set forth in Section 12 of this Lease.
     4. Taxes. Section 7 of the Lease is hereby amended and restated as follows:
Section 7. Taxes. Lessee shall be responsible for the payment of all ad valorem taxes and assessments attributable to the Premises (and the improvements located thereon) for 2003 and thereafter during the term of the Lease.
     5. Improvements. Section 13 of the Lease is hereby amended and restated as follows:
Section 13. Improvements. Upon expiration or termination of this Lease, all improvements to the Premises (including, without limitation, site improvements, buildings and Fixtures) shall remain with the Premises and become the property of the Lessor. For purposes of this section, “Fixtures” shall be deemed to include, without limitation: permanently installed equipment such as sinks, light fixtures and chandeliers, bars, dishwashers, stoves, grills, ovens, broilers, fryers, vent hoods, fire extinguisher systems, coolers, refrigerators, freezers, warmers, counters and cabinets, ice makers, built-in booths, and waste disposals; sewage disposal systems; electrical systems (including but not limited to generators); heating, air conditioning and ventilation systems; plumbing systems; and telephone systems (excluding the actual telephones). Lessor agrees that Lessee shall have the right to remove movable personal property (that is not attached to any of the improvements and that is not included within the definition of “Fixtures” as set forth above), gaming equipment, furniture and furnishings, and any vessel, boat or barge operated as a casino, to the extent Lessee desires to remove such items and to the extent that such items can be removed without causing structural damage or alterations to the remaining improvements on the Premises or to the Premises. Upon removal of any such personal property, Lessee shall properly repair any and all damage to the Premises (and the remaining improvements located thereon) caused by the removal. Notwithstanding anything contained herein to the contrary, Lessee agrees that neither it nor the Subtenant shall remove any buildings, barges, bridges (or any components thereof) or other improvements located in the area cross-hatched on Exhibit “B” hereto, the terms of which are incorporated herein by reference.
     6. Notice. Section 25 of the Lease is hereby amended and restated in its entirety as follows:
     Section 25. Notice. Any notice or request to be given or furnished under the Lease by either Party to the other Party shall be in writing and shall be delivered personally or sent via facsimile transmission or registered or certified mail, postage prepaid, or by prepaid overnight delivery service, at the addresses or facsimile numbers listed below. A notice or request shall be deemed to be given (i) when delivered personally, (ii) when sent by facsimile transmission, or (iii) when sent by certified mail or overnight delivery service, at the time of delivery as indicated on the duly completed U. S. Postal Service return receipt or at the time of package pickup as indicated on the records of or certificates provided by the overnight delivery service.
If to Lessor, to:
Mr. D. John Nichols, President
Greenville Marine Corporation
2219 Harbor Front Road
Post Office Box 539
Greenville, MS 38702-0539
Facsimile No.: 662-332-1010
with a copy to:
Robert N. Warrington, Esq.
Campbell, DeLong, Hagwood & Wade, LLP
P. O. Box 1856
923 Washington Avenue
Greenville, Mississippi 38702-1856
Facsimile No.: (662) 334-6407
If to Lessee, to:
Wimar Tahoe Corporation, Manager
Greenville Riverboat, LLC
207 Grandview Drive
Ft. Mitchell, KY 41017
Attn: William J. Yung, President
Facsimile: 859-578-1190
with a copy to:
Sargasso Corporation
207 Grandview Drive
Ft. Mitchell, KY 41017
Attn: William J. Yung, President
Facsimile: 859-578-1190
     7. Default. A new section 26.5 is added to the Lease as follows:
     26.5. It is the intention of the Parties that the Lessee shall continuously operate a casino on the Premises throughout the term of this Lease and any renewal or extension thereof. Accordingly, in the event Lessee shall fail to continuously operate a casino on the Premises at any time during the term of this Lease or any renewal or extension thereof, for a period of sixty (60) days, then such failure to continuously operate a casino shall constitute an “Event of Default.” Notwithstanding, the above shall not apply in the event Lessee shall fail to continuously operate a casino for more than sixty (60) days due to war, terror attack, civil commotion, flood, fire, tornado, or other act of God, casualty, governmental regulations or restrictions, act of any governmental authority, labor difficulties, shortages of or inability to obtain labor, materials, or equipment, or other circumstances outside of the direct or indirect control of Lessee, Subtenant, Wilmar Tahoe Corporation, Columbia Sussex Corporation, William J. Yung, JMBS Casino, LLC, Joseph A. Yung, any future subtenant, (including their respective successors and assigns) or any of their respective owners, shareholders, directors, officers, agents or trustees, or any other person, entity, trust, or association related to, affiliated with, organized by, owned by, or otherwise related to or controlled by any of them; provided that Lessee shall be diligently pursuing restoration of the Premises and the reopening of the casino.
     8. Renewal. Lessor acknowledges that by execution of this Second Amendment Lessee has exercised its right to renew the Lease for another five (5) year period beginning on July 1, 2004.
     9. Conflicting Provisions. In the event of any conflict between the terms of this Second Amendment and any other provision of the Lease or the First Amendment, the terms of this Second Amendment shall be deemed to control.
     10. Agreement Unchanged. The Parties agree that except as set forth in this Second Amendment, the Lease, as previously amended by the First Amendment, shall remain in full force and effect.
     11. Counterparts. The Parties agree that this Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one document.
-Remainder of Page Intentionally Left Blank-

     IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed and delivered by their duly authorized representatives as of the day and year first above written.

GREENVILLE MARINE CORPORATION,
A Mississippi corporation

By:	/s/ D. John Nichols

D. John Nichols,
President

GREENVILLE RIVERBOAT, LLC,
A Mississippi limited liability company

By: Wimar Tahoe Corporation,
A Nevada corporation, its Sole Manager

By:	/s/ William J. Yung

William J. Yung, President
     SARGASSO CORPORATION, a Kentucky corporation, executes this Second Amendment for purposes of acknowledging, consenting and agreeing to the amendment and restatement of Sections 5 and 13 of the Lease and agreeing to execute and deliver the First Amendment to Sublease Agreement in the form attached as Exhibit “A” hereto, the terms of which are incorporated herein by reference.

SARGASSO CORPORATION, a
Kentucky corporation

By:	/s/ William J. Yung
Name	William J. Yung
Title:	President

STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 8th day of August, 2003, within my jurisdiction, the within named D. John Nichols, who acknowledged that he is President of Greenville Marine Corporation, a Mississippi corporation, and that for and on behalf of said corporation and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ [ILLEGIBLE]
Notary Public
My commission expires:
11/21/03
STATE OF KENTUCKY
COUNTY OF KENTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 11th day of August, 2003, within my jurisdiction, the within named William J. Yung, who acknowledged that he is President of Wimar Tahoe Corporation, a Nevada corporation, the sole Manager of Greenville Riverboat, LLC, a Mississippi limited liability company, and that for and on behalf of said limited liability company and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ Colleen Machcinski
Notary Public

My	commission expires:

COLLEEN MACHCINSKI
Notary Public, Kentucky State at Large
My Commission Expires Sept. 16, 2006

STATE OF KENTUCKY
COUNTY OF KENTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the said county and state, on this 11th day of August, 2003, within my jurisdiction, the within named William J. Yung, III, who acknowledged that he is the President of Sargasso Corporation, a Kentucky corporation, and that for and on behalf of said corporation and as its act and deed, he executed the foregoing instrument after having first been duly authorized so to do.

/s/ Colleen Machcinski
Notary Public

My	commission expires:

COLLEEN MACHCINSKI
Notary Public, Kentucky State at Large
My Commission Expires Sept. 16, 2006